Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2011 Second Quarter Results

SUNNYVALE, Calif. – August 2, 2011 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced the financial results for its fiscal second quarter ended July 3, 2011.

Total revenue for the second quarter of 2011 was $5.7 million, up 3% sequentially and down 11% compared to the second quarter of 2010. During the second quarter, new product revenue stayed flat at $1.2 million sequentially and accounted for 21% of total revenue. During the second quarter, mature product revenue increased to $4.5 million from $4.3 million in the first quarter of 2011, accounting for 79% of total revenue in the second quarter of 2011.

Under generally accepted accounting principles (GAAP), the net loss for the second quarter of 2011 was $2.1 million, or $0.05 per share, compared with a net loss of $0.9 million, or $0.02 per share, in the first quarter of 2011 and a net loss of $0.2 million, or $0.01 per share, in the second quarter of 2010. Non-GAAP net loss for the second quarter of 2011 was $1.6 million, or $0.04 per share, compared with a non-GAAP net loss of $0.4 million, or $0.01 per share, in the first quarter of 2011 and a non-GAAP net income of $0.4 million, or $0.01 per diluted share, in the second quarter of 2010.

“As announced last week, Pantech’s Vega 5 Tablet-Phone incorporating a VEE/DPO enabled CSSP began production in Q2,” said Andy Pease, QuickLogic’s President and CEO. “This represents the achievement of a significant milestone in our strategy and demonstrates that we are developing meaningful traction for CSSP based designs in our strategic market segments.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, August 2, 2011, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 83426213. The call recording will be archived until Friday, August 5, 2011 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the gain on sale of the Company’s investment in TowerJazz Semiconductor Ltd. and the effect of the write-off of long-lived assets and equipment, the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, and QuickLogic are registered trademarks and Eclipse, QuickPCI, QuickRAM and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 3, 2011	July 4, 2010	April 3, 2011	July 3, 2011	July 4, 2010
Revenue	$5,737	$6,479	$5,547	$11,284	$11,908
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,908	2,553	1,821	3,729	4,596
Inventory write-down and related charges	58	—	118	176	73

Gross profit	3,771	3,926	3,608	7,379	7,239
Operating expenses:
Research and development	3,312	1,533	1,803	5,115	3,593
Selling, general and administrative	2,543	2,518	2,607	5,150	4,853

Income (loss) from operations	(2,084)	(125)	(802)	(2,886)	(1,207)
Gain on sale of TowerJazz Semiconductor Ltd. shares			—	—	993
Interest expense	(18)	(27)	(8)	(26)	(45)
Interest income and other (expense), net	(13)	(50)	(4)	(17)	(71)

Income (loss) before income taxes	(2,115)	(202)	(814)	(2,929)	(330)
Provision for (benefit from) income taxes	(55)	13	64	9	28

Net income (loss)	$(2,060)	$(215)	$(878)	$(2,938)	$(358)

Net income (loss) per share:
Basic	$(0.05)	$(0.01)	$(0.02)	$(0.07)	$(0.01)

Diluted	$(0.05)	$(0.01)	$(0.02)	$(0.07)	$(0.01)

Weighted average shares:
Basic	38,376	35,383	36,495	38,224	35,244

Diluted	38,376	35,383	36,495	38,224	35,244

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 3, 2011	July 4, 2010	April 3, 2011	July 3, 2011	July 4, 2010
GAAP loss from operations	$(2,084)	$(125)	$(802)	$(2,886)	$(1,207)
Adjustment for stock-based compensation within:
Cost of revenue	35	39	35	70	86
Research and development	119	180	121	240	355
Selling, general and administrative	282	414	287	569	844

Non-GAAP loss from operations	$(1,648)	$508	$(359)	$(2,007)	$78

GAAP net loss	$(2,060)	$(215)	$(878)	$(2,938)	$(358)
Adjustment for stock-based compensation within:
Cost of revenue	35	39	35	70	86
Research and development	119	180	121	240	355
Selling, general and administrative	282	414	287	569	844
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. shares	—	—	—	—	(993)

Non-GAAP net loss	$(1,624)	$418	$(435)	$(2,059)	$(66)

GAAP net loss per share	$(0.05)	$(0.01)	$(0.02)	$(0.07)	$(0.01)
Adjustment for stock-based compensation	0.01	0.02	0.01	0.02	0.04
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. shares	—	—	—	—	(0.03)

Non-GAAP net loss per share	$(0.04)	$0.01	$(0.01)	$(0.05)	$(0.00)

GAAP gross margin percentage	65.7%	60.6%	65.0%	65.4%	60.8%
Adjustment for stock-based compensation	0.6	0.6	0.6	0.6	0.7

Non-GAAP gross margin percentage	66.3%	61.2%	65.6%	66.0%	61.5%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 3, 2011	January 2, 2011 (1)
ASSETS
Current assets:
Cash and cash equivalents	$21,439	$21,956
Short-term investment in TowerJazz Semiconductor Ltd.	767	909
Accounts receivable, net	3,124	4,143
Inventories	4,051	3,344
Other current assets	723	772

Total current assets	30,104	31,124
Property and equipment, net	2,174	2,312
Other assets	178	192

TOTAL ASSETS	$32,456	$33,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$2,127	$2,152
Accrued liabilities	1,087	1,303
Deferred royalty revenue	196	328
Current portion of capital lease obligations	207	408

Total current liabilities	3,617	4,191

Long-term liabilities:
Other long-term liabilities	87	124

Total liabilities	3,704	4,315

Stockholders’ equity:
Common stock, at par value	38	38
Additional paid-in capital	188,823	186,304
Accumulated other comprehensive income	474	616
Accumulated deficit	(160,583)	(157,645)

Total stockholders’ equity	28,752	29,313

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,456	$33,628

(1)	Derived from the January 2, 2011 audited balance sheet included in the 2010 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2011	Q1 2011	Q2 2010	Q1 2011 to Q2 2011	Q2 2010 to Q2 2011
COMPOSITION OF REVENUE

Revenue by product (1):
New products	21%	22%	35%	-2%	-48%
Mature products	79%	78%	65%	5%	9%

Revenue by geography:
North America	34%	51%	33%	-31%	-8%
Europe	23%	13%	13%	87%	58%
Rest of world	31%	25%	43%	28%	-35%
Japan	11%	10%	11%	7%	-15%

(1)	New products represent products introduced since 2005, and include ArcticLink, PolarPro, PolarPro II, Eclipse II and QuickPCI II products. Mature products include Eclipse, pASIC 1, pASIC 2, pASIC 3, QuickDSP, QuickFC, QuickMIPS, QuickPCI, QuickRAM and V3 products, as well as royalty revenue, programming hardware and software.